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                                                                      Exhibit 21
                                                                      ----------

                             LIST OF SUBSIDIARIES
                             --------------------


I.   MJD Communications, Inc.

     A.   ST Enterprises, Ltd. (Kansas)

          Name
          ----

     1.   Sunflower Telephone Company, Inc. (Kansas)

     2. STE - NE Acquisition Corp. (dba Northland Telephone Company of Vermont) (Delaware)

     3.   Northland Telephone Company of Maine, Inc. (Maine)

     4.   ST Paging, Inc. (Kansas)

     5.   ST Communications, Inc. (Kansas)

     6.   St Computer Resources, Inc. (Kansas)

     7.   ST Long Distance Inc. (Delaware)

     8.   St Broadcasting Company, Inc. (Kansas)